UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  ----------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 27, 1996
                                                  -----------------



                             COTELLIGENT GROUP, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                  0-25372                      94-3173918
(State of other juris-          (Commission                  (IRS Employer
diction of incorporation)        File Number)             Identification No.)



          101 California Street, Suite 2050, San Francisco, CA  94111
          (Address of principal executive offices)           (Zip Code)



                                415-439-6400
              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets.

                  On November 27, 1996,  Cotelligent Group, Inc. (the "Company")
completed the acquisition of one business with offices in five cities. The business is a software professional services firm which provides computer consulting and contract programming services. The acquired company, headquartered in Pittsburgh, with branch offices in Denver, Colorado Springs, Cedar Rapids and San Diego, had unaudited revenues of approximately $16.7 million for the 10 months ended October 31, 1996. Aggregate consideration for this acquisition was approximately $20.8 million. This acquisition will be accounted for as a pooling-of-interests.

                  In order to consummate this acquisition, the Company entered into an Agreement and Plan of Reorganization and Merger dated as of November 27, 1996, with Pittsburgh Business Consultants and the sole stockholders of Pittsburgh Business Consultants, Thomas E. Fallat and Opal A. Fallat, Charles E. Weston and Linda E. Weston and Christy L. Cooper. The stockholders of Pittsburgh Business Consultants received 1,202,474 newly issued shares of the Company's Common Stock (valued at the average closing price during a five day period prior to the closing) as consideration in the merger, which was consummated on November 27, 1996.

Item 5.  Other Events

         On November 29, 1996 the Company completed the acquisition of the Consulting Services Division of Daleen Technologies ("CSD"). CSD is a software professional services division of a software product firm which provides computer consulting and contract programming services from its office in Boca Raton, Florida. At the time of closing CSD had an annualized revenue run rate of approximately $1.6 million. Aggregate consideration for this transaction was $1.3 million in cash. CSD's business will be combined with the Company's existing Ft. Lauderdale operations.

Item 7.  Exhibits.

(a) It is impracticable to provide the required financial statements for the business acquired by the registrant. The registrant will file the required financial statements for such acquired business within 60 days of the date this Form 8-K is due.

(b) It is impracticable to provide the required pro forma financial information for the business acquired by the registrant. The registrant will file the required pro forma financial information for such acquired business within 60 days of the date this Form 8-K is due.

(c)      Exhibit

         1. Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, among Cotelligent Group, Inc., Cotelligent/ PBC Acquisition Corporation, Pittsburgh Business Consultants, Thomas E. Fallat and Opal A. Fallat, Charles E. Weston and Linda E. Weston and Christy L. Cooper.



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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              COTELLIGENT GROUP, INC.
                                             -----------------------
                                                   (Registrant)


                                              /s/ Daniel E. Jackson
                                             ----------------------
                                                 (Signature)
                                              Daniel. E. Jackson
                                              Senior Vice President, Corporate
                                                 Development, General Counsel
                                                 and Secretary


Date:         December 11, 1996

                                  EXHIBIT INDEX


No.

  1. Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, among Cotelligent Group, Inc., Cotelligent/PBC Acquisition Corporation, Pittsburgh Business Consultants, Thomas E. Fallat and Opal
       A. Fallat, Charles E. Weston and Linda E. Weston and Christy L. Cooper.


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